As filed with the Securities and Exchange Commission on October 23, 2020
Registration No. 333-218606
Registration No. 333-208394
Registration No. 333-205033
Registration No. 333-181922
Registration No. 333-166605
Registration No. 333-137857
Registration No. 333-135194
Registration No. 333-39584
Registration No. 333-38166
Registration No. 033-64323

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-218606
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-208394
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-205033
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-181922
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-166605
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-137857
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-135194
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-39584
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-38166
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-64323
UNDER THE SECURITIES ACT OF 1933
UNIT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	73-1283193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
8200 South Unit Drive Tulsa, Oklahoma 74132
(Address of principal executive offices, including zip code)
Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan
Unit Corporation Employees’ Thrift Plan
Unit Corporation Stock and Incentive Compensation Plan, as Amended and Restated May 2, 2012
Unit Corporation Stock and Incentive Compensation Plan
Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan, as Amended and Restated May 29, 2009
Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan
Unit Corporation Amended and Restated Stock Option Plan
(Full title of the plans)
Andrew E. Harding
Associate General Counsel
Unit Corporation
8200 South Unit Drive
Tulsa, Oklahoma 74132
(Name and address of agent for service)
(918) 493-7700
(Telephone number, including area code, of agent for service)
with copy to:
Michael S. Telle
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
Unit Corporation, a Delaware corporation (Company), is filing these Post-Effective Amendments to the following registration statements on Form S-8 (collectively, the Registration Statements), which have been previously filed with the Securities and Exchange Commission (SEC), to deregister any and all shares of the Company’s common stock, par value $0.20 per share (Common Stock), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof (note that the share numbers listed below do not take into account corporation actions, such as stock splits, taken in the interim):

1.Registration Statement on Form S-8 (File No. 333-218606), filed with the SEC on June 8, 2017, pertaining to the registration of an aggregate of 2,500,000 shares of Common Stock issuable pursuant to the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan.
2.Registration Statement on Form S-8 (File No. 333-208394), filed with the SEC on December 8, 2015, pertaining to the registration of an aggregate of 1,500,000 shares of Common Stock issuable pursuant to the Unit Corporation Employees’ Thrift Plan.
3.Registration Statement on Form S-8 (File No. 333-205033), filed with the SEC on June 17, 2015, pertaining to the registration of an aggregate of 1,200,000 shares of Common Stock issuable pursuant to Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan dated May 6, 2015.
4.Registration Statement on Form S-8 (File No. 333-181922), filed with the SEC on June 6, 2012, pertaining to the registration of an aggregate of 1,030,000 shares of Common Stock issuable under the Unit Corporation Stock and Incentive Compensation Plan, as amended and restated May 2, 2012.
5.Registration Statement on Form S-8 (File No. 333-166605), filed with the SEC on May 6, 2010, pertaining to the registration of an aggregate of 300,000 shares of Common Stock issuable under the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan, as amended and restated May 29, 2009.
6.Registration Statement on Form S-8 (File No. 333-137857), filed with the SEC on October 6, 2006, pertaining to the registration of an aggregate of 1,500,000 shares of Common Stock issuable under the Unit Corporation Employees’ Thrift Plan.
7.Registration Statement on Form S-8 (File No. 333-135194), filed with the SEC on June 21, 2006, pertaining to the registration of an aggregate of 2,500,000 shares of Common Stock issuable under the Unit Corporation Stock and Incentive Compensation Plan.
8.Registration Statement on Form S-8 (File No. 333-39584), filed with the SEC on June 19, 2000, pertaining to the registration of an aggregate of 1,200,000 shares of Common Stock issuable under the Unit Corporation Amended and Restated Stock Option Plan.
9.Registration Statement on Form S-8 (File No. 333-38166), filed with the SEC on May 31, 2000, pertaining to the registration of an aggregate of 210,000 shares of Common Stock issuable under the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan.
10.Registration Statement on Form S-8 (File No. 033-64323), filed with the SEC on November 16, 1995, pertaining to the registration of an aggregate of 500,000 shares of Common Stock issuable under the Unit Corporation Amended and Restated Stock Option Plan.

On May 22, 2020, the Company and its wholly owned subsidiaries, Unit Petroleum Company, Unit Drilling Company, 8200 Unit Drive, L.L.C., Unit Drilling Colombia, L.L.C. and Unit Drilling USA Colombia, L.L.C. (collectively, the Debtors), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of Texas, Houston Division. The Debtors’ Chapter 11 cases were jointly administered under the caption In re Unit Corporation, et al., Case No. 20-32740 (Chapter 11 Cases).

In connection with the Chapter 11 Cases, the Company has terminated all offerings of securities pursuant to the Registration Statements and does not intend to issue any further shares under the plans covered by the Registration Statements (Plans). Accordingly, pursuant to the undertaking made by the Company in the Registration Statements, the Company hereby terminates the effectiveness of the Registration Statements and removes from registration any shares of Common Stock that have been reserved for issuance under the Plans and remain unsold or unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on October 23, 2020. No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.

UNIT CORPORATION

By: /s/ Mark E. Schell
Name: Mark E. Schell
Title: Executive Vice President, Corporate Secretary and General Counsel